UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Ddate of earliest reported): April 25, 2001
                                                        ______________


                                Marina Capital, INC.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


         Utah                            0-26457               87-0554016
____________________________           ____________         ________________
(State or other jurisdiction           (Commission          (IRS Employer
   of incorporation)                   File Number)         Identification No.)


585 24th St. Suite 106  Ogden, Utah                      84401
_____________________________________                 ____________
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (801) 394-2400
                                                    _______________


                                     None
         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

The Company was in the development stage of a piece of real estate property located in Ogden, Utah, known as the Shupe-Williams Building project.

The Shupe-Williams Plaza property was conveyed to the Company by the Ogden City Corporation and the Ogden City Developmental Agency (The City) on May 27, 1998 for a purchase price of $100.00. The City also retained a $250,000 Trust Deed on the building and adjacent lot, which would have been considered satisfied upon the satisfactory development of the property. The City also agreed to rebate $250,000 in taxes, over a five-year period.

The Company has attempted to secure the financing necessary to refurbish and convert the building. However, on March 15, 2002 the City reclaimed the land and building for the Company's inability to complete the project within the time frame specified.

As of December 31, 2001, the Company was cognizant of the City's rights and intentions with regard to the Shupe-Williams project, and accordingly, recognized an impairment loss on the project for the 2001 year in the amount of $390,753. This loss represented all direct cost invested in the project through December 31, 2001.

At the request of the City, the Company has submitted a new proposal to develop the project, which among other things, includes an offer by the Company to outright acquire the land and building for $250,000. Management believes the City will make a final decision on the Company's proposal by May 1, 2002.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     							Marina Capital, Inc.
                                                        ____________________
                                                            (Registrant)


                                                        /s/ Larry R. Walker
                                                      Larry R. Walker/President
                                                      _________________________
                                                             (Signature)*

Date    April 25, 2001
        ______________

*Print name and title of the signing officer under his signature.